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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 10, 2000, except for the first paragraph of Note 9 as to which the date is September 28, 2000, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-33732) and related Prospectus of Kosan Biosciences Incorporated for the registration of 5,750,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP


Palo Alto, California
September 28, 2000